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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): February 26, 1999



                           STRATEGIC DIAGNOSTICS INC.
               --------------------------------------------------
               (Exact name of Registrant as specified in charter)


            Delaware                     0-68440                 56-1581761

  (State or Other Jurisdiction         (Commission            (I.R.S. Employer
       of Incorporation or                 file                 Identification
          Organization)                  number)                   Number)



                               111 Pencader Drive
                             Newark, Delaware 19702

                    (Address of principal executive offices)


                                 (302) 456-6789

              (Registrant's telephone number, including area code)





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Item 2.  Acquisition or Disposition of Assets.

         (a) On February 26, 1999, Strategic Diagnostics Inc. (the "Company") acquired all of the outstanding capital stock of HTI Bio-Products, Inc. ("HTI") pursuant to a Stock Purchase Agreement among the Company and Robert J. Harman, Michael M. Dale, Eric S. Bean and Sean Boyd (collectively, the "Sellers"). The aggregate consideration paid by the Company was determined pursuant to arms' length negotiations and consisted of approximately $8.1 million in cash and 556,286 shares of the Company's Series B Convertible Preferred Stock, which shares are convertible on a 1-for-1 basis into shares of the Company's Common Stock at any time at the option of the holder, and at the option of the Company when the closing price of the Company's Common Stock exceeds $3.50 per share for a period of 10 days, and are entitled to a cumulative annual cash dividend of $0.175 and a liquidation preference. The Company also assumed approximately $100,000 in long term debt. In addition, the Company is obligated to pay to the Sellers an earn-out based on a percentage of the net sales of certain products over the next three years, not to exceed $3 million. The Company's primary source for the funds used to consummate the transaction was a loan from First Union National Bank in the amount of $6 million, with the balance coming from the Company's cash reserves.

                  The Company is not aware of any material relationship that existed prior to the transaction between the Company and its officers and directors, on the one hand, and HTI and/or the Sellers, on the other hand.

         (b) The assets of HTI acquired as a result of the transaction include animal facilities, laboratories, customer lists, cash, accounts receivable, inventories and other equipment used by HTI to manufacture custom and proprietary antibodies and biochemicals. The Company intends to utilize these assets to continue the business of HTI substantially as conducted prior to the transaction except for certain activities already conducted by the Company and its subsidiaries such as monoclonal processing, accounting, human resources, selling and general administration, which will be integrated and which the Company expects will result in efficiencies and cash savings.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)     Financial Statements of Businesses Acquired.

                  Financial information that is required to be filed pursuant to instruction (a) of Item 7 shall be filed not later than 75 days after February 26, 1999.

          (b)     Pro Forma Financial Information.

                  Pro Forma financial information that is required to be filed pursuant to instruction (b) of Item 7 shall be filed not later than 75 days after February 26, 1999.



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         (c)      Exhibits.

    2.1 Stock Purchase Agreement dated as of February 25, 1999 by and among Strategic Diagnostics Inc. and Robert J. Harman, Michael M. Dale, Eric S. Bean and Sean Boyd.

    4.1 Certificate of the Powers, Designations, Preferences and Rights of the Series B Convertible Preferred Stock of the Company filed with the Secretary of State of the State of Delaware on February 26, 1999.

    10.1 Loan and Security Agreement, dated February 26, 1999, among the Company, TSD Bioservices, Inc. and First Union National Bank.

    10.2 Promissory Note in the amount of $6 million, dated February 26, 1999, payable to First Union National Bank.

    99      Press Release dated March 1, 1999.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                STRATEGIC DIAGNOSTICS INC.


Date:  March 15, 1999           By:     /s/ Arthur A. Koch, Jr.
                                    ------------------------------------
                                Name:    Arthur A. Koch, Jr.
                                Title:   Vice President - Finance and
                                         Chief Operating Officer




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                                  EXHIBIT INDEX



Exhibit
  No.                                 Description
-------                               ------------

2.1 Stock Purchase Agreement dated as of February 25, 1999 by and among Strategic Diagnostics Inc. and Robert J. Harman, Michael M. Dale, Eric S. Bean and Sean Boyd.

4.1 Certificate of the Powers, Designations, Preferences and Rights of the Series B Convertible Preferred Stock of the Company filed with the Secretary of State of the State of Delaware on February 26, 1999.

10.1 Loan and Security Agreement, dated February 26, 1999, among the Company, TSD Bioservices, Inc. and First Union National Bank.

10.2 Promissory Note in the amount of $6 million, dated February 26, 1999, payable to First Union National Bank.

99        Press Release dated March 1, 1999.